UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2025

WEREWOLF THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40366	82-3523180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Talcott Ave, 2nd Floor
Watertown, Massachusetts		02472
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 952-0555

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	HOWL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01.	Other Events.

Press Release

On December 18, 2025, Werewolf Therapeutics, Inc. (the “Company” or “Werewolf”) issued a press release announcing a pipeline update, including a review of recent data for its INDUKINE™ programs, and a business overview of its priorities for 2026 that includes a focus on the Company’s highly differentiated INDUCER T-cell engager platform. The Company is seeking strategic partnerships for further development of the promising WTX-124 and WTX-330 INDUKINE programs, informed by additional data from ongoing studies.

Recent preliminary data for the INDUKINE programs

The Company announced compelling data from the Phase 1/1b clinical trial for WTX-124 as of October 30, 2025, included objective, durable responses as a monotherapy in melanoma, cutaneous squamous cell carcinoma, and gastroesophageal junction cancer, and in combination with pembrolizumab in cutaneous melanoma, non-small cell lung cancer, and renal cell carcinoma. Monotherapy objective response rate of 21% seen in heavily pretreated patients with advanced or metastatic cutaneous melanoma is consistent with historic high-dose IL-2 activity. There was no evidence of vascular leak syndrome or recurrence of prior immune-related adverse events, and with Grade 3 and 4 related treatment-emergent adverse events seen in 25.5% (27/106) and 1.9% (2/106), based on clinical data as of October 20, 2025. For patients in this same melanoma population who had a prior response to any immunotherapy regimen (i.e., were not primary resistant to immunotherapy), a 30% objective response rate was observed. Among patients treated on study with either 12 or 18 mg of WTX-124, tumor regression was seen in approximately 33% of tumors, including renal cell carcinoma, cutaneous squamous cell carcinoma, non-small cell lung cancer, and additional solid tumor indications. In addition, at a recent End of Phase 1 meeting with the FDA, 18 mg was accepted as the recommended dose to move forward in development, and the FDA provided initial guidance for a monotherapy WTX-124 registration path in post-ICI advanced or metastatic relapsed/refractory melanoma.

In the Phase 1b/2 clinical trial of WTX-330, additional evidence of highly favorable tolerability and antitumor activity in challenging tumor types was observed in the first twelve patients treated as of the data cutoff date of October 31, 2025. These results build upon data from the first-in-human Phase 1 clinical trial completed in the first quarter of 2025. An optimized manufacturing process for WTX-330 was introduced in this study, which further improved the safety profile, pharmacokinetics, and therapeutic index. At a dose of 0.024 mg/kg IV twice weekly, WTX-330 had a 17-fold higher Cmax than the published Cmax of rhIL-12, and at all dose levels, free IL-12 levels were 0.12% of prodrug exposure. As of December 2, 2025, there was one confirmed partial response in metastatic gall bladder cancer failing prior standard of care with a 45% reduction in tumor target lesions by RECIST 1.1.

Key Updates and 2026 Priorities

The Phase 1/1b clinical trial of WTX-124 is expected to be completed in the first half of 2026, with an additional data update planned to be provided at that time. Additional funding will be required to initiate any further development, which could include a registration-enabling trial. An update from the dose- and regimen-determining Part A of the Phase 1b/2 clinical trial of WTX-330 is expected in the first half of 2026. Additional funding will be required to further develop WTX-330, which could include sequential administration of WTX-330 and WTX-124 that may provide a novel development path in poorly immunogenic tumors. The Company is seeking strategic partners for its INDUKINE programs.

Werewolf’s INDUCER molecules incorporate several differentiating features to address the limitations of other T-cell engager approaches by improving the therapeutic index, enhancing INDUCER exposure in the target tissue, and careful selection of tumor associated antigens that have the potential for preferential tumor association compared to normal tissue. The Company believes these qualities could establish Werewolf as the leading T-cell engager company. INDUCER molecules utilize a proprietary masking approach and the same novel linker technology that has been clinically validated in the WTX-124 and WTX-330 programs. The preliminary preclinical data on the Company’s first development candidate, WTX-1011, targeting STEAP1 were consistent with preclinical data from the second, newly announced development candidate, WTX-2022, that targets the CDH6 tumor associated antigen. Preclinical data for each candidate demonstrated the power of the INDUCER technology with robust silencing, reversible masking and highly efficient activation in human tumor tissue. Additionally, these data showed potent, consistent and compelling preclinical anti-tumor activity in murine models of human tumor xenografts and excellent prevention of cytokine release in initial non-human primate studies. Cell line development has been initiated for each program and IND-enabling studies are underway, with IND filings planned for mid-2027, pending additional funding.

Investor Presentation

On December 18, 2025, the Company made available a presentation regarding the pipeline update, including a review of recent data for its INDUKINE™ programs, and a business overview of its priorities for 2026. A copy of the presentation is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, contained in this Current Report on Form 8-K, including statements regarding Werewolf’s strategy, future operations, prospects, plans, and objectives of management, including potential strategic partnerships; the projection of the cash runway; the expected timeline for the preclinical and clinical development of product candidates and the availability of data from such preclinical and clinical development; the timing of anticipated regulatory engagement; the potential activity and efficacy of product candidates in preclinical studies and clinical trials; and the anticipated safety profile of product candidates constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. The words “aim,” “anticipate,” “believe,” “contemplate,” “continue,” “could,” “design,” “designed to,” “engineered,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “objective,” “ongoing,” “plan,” “potential,” “predict,” “project,” “promise,” “should,” “target,” “will,” or “would,” or the negative of these terms, or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent in the development of product candidates, including the conduct of research activities, and the initiation and completion of preclinical studies and clinical trials; uncertainties as to the availability and timing of results from preclinical studies and clinical trials; the timing of and the Company’s ability to submit and obtain regulatory approval for investigational new drug applications; whether results from preclinical studies will be predictive of the results of later preclinical studies and clinical trials; whether preliminary or interim data from a clinical trial will be predictive of the future results of the trial and future clinical trials; the Company’s ability to manage cash resources and obtain additional cash resources to fund the Company’s foreseeable and unforeseeable operating expenses and capital expenditure requirements; as well as the risks and uncertainties identified in the “Risk Factors” section of the Company’s most recent Form 10-Q filed with the Securities and Exchange Commission (SEC), and in subsequent filings the Company has made and may make with the SEC. In addition, the forward-looking statements included in this Current Report on Form 8-K represent the Company’s views as of the date of this Current Report on Form 8-K. The Company anticipates that subsequent events and developments will cause its views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Investor Presentation, dated December 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEREWOLF THERAPEUTICS, INC.

By:

Date: December 18, 2025	/s/ Timothy W. Trost
Timothy W. Trost
Chief Financial Officer and Treasurer